EXHIBIT 10.18









                    REYNOLDS METALS COMPANY




             NEW MANAGEMENT INCENTIVE DEFERRAL PLAN














                     As Amended and Restated

                    Effective March 8, 1999


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                           ARTICLE I

                      PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in

attracting and retaining key employees by providing an

opportunity for deferred taxation and capital accumulation.



                           ARTICLE II

                          DEFINITIONS

          2.01  "Additional Income" shall have the meaning

specified in Section 4.01.

          2.02 "Beneficiary" shall mean the individual or entity

designated by the Participant to receive any amounts remaining in the Plan upon the Participant's death.  If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the

Participant's estate.

          2.03 "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.04 "Current Compensation" shall mean that portion of

Incentive Compensation which the Participant accepts immediately in return for services performed for the Company.

          2.05 "Deferred Compensation" shall mean that portion of

Incentive Compensation which the Participant elects to defer in the manner provided for herein, until the time or times selected for payment in accordance with Section 4.02.

          2.06 "Deferral Termination Date" shall mean one of the

following dates, as elected by the Participant: (a) the date on

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which the Participant is retired and entitled to an immediate benefit under the New Retirement Program or (b) the last day of such specified calendar year as the Participant shall elect;

provided, however, that the year specified in any election under

(b) must be at least five (5) years from the year during which the Incentive Compensation subject to the deferral is earned; and

further provided, that regardless of any election made under (b),

a Participant's actual Deferral Termination Date shall in no event be later than the date on which the Participant is actually retired and entitled to an immediate benefit under the New

Retirement Program.

          2.07 "Effective Date" shall mean September 1, 1994.

          2.08 "Eligible Employee" shall mean such officers and

other key employees of the Company and its subsidiaries who are recommended by the Chief Executive Officer of the Company each year as eligible to defer Incentive Compensation hereunder.

          2.09 "Incentive Compensation" shall mean the cash

incentive payable to Eligible Employees under the Company's

Performance Incentive Plan and/or its Supplemental Incentive

Plan.

          2.10 "New Retirement Program" shall mean the Company's

New Retirement Program for Salaried Employees, as amended from time to time.

          2.11 "Participant" shall mean an Eligible Employee who

submits a written request pursuant to the terms of this Plan for deferral of Incentive Compensation.

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          2.12 "Performance Incentive Plan" shall mean the

Reynolds Metals Company Performance Incentive Plan, as amended from time to time.

          2.13 "Plan" shall mean this Reynolds Metals Company New

Management Incentive Deferral Plan.

          2.14 "Plan Committee" shall mean the committee

appointed by the Board of Directors of the Company to administer the Plan.



                          ARTICLE III

           ELECTIONS TO DEFER INCENTIVE COMPENSATION

          3.01 Each calendar year during the term of the Plan,

each Eligible Employee, whether or not then a Participant, shall have the right to elect to defer the receipt of up to 85% of the

Incentive Compensation to be earned by such Eligible Employee in respect of such calendar year.  At the election of the Eligible

Employee, the amount deferred may be expressed (a) as a

percentage of Incentive Compensation, in multiples of 5%, (b) as a dollar amount, in multiples of $100, or (c) as either a

percentage of the amount or a dollar amount, in each case, in excess of a floor amount specified by the Eligible Employee.  In no case, however, may the total amount deferred be less than

$2,000 nor more than 85% of the Eligible Employee's Incentive

Compensation for the year.  At the same time a deferral election is made under this Section 3.01, the Eligible Employee shall also elect the Deferral Termination Date applicable to such Deferred

Compensation, as provided in Section 2.06, and the method of

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payment of such Deferred Compensation, as provided in Section

4.02.

          3.02 With respect to Incentive Compensation earned for

any year, the elections referred to in Section 3.01 must be made during September of such year unless another time period is

specified by the Plan Committee.

          3.03 The elections referred to in Section 3.01 shall be

irrevocable as to the Incentive Compensation to which such

elections apply, except as otherwise provided herein.



                           ARTICLE IV

                PAYMENT OF DEFERRED COMPENSATION

          4.01 All Deferred Compensation shall be increased by an

amount of additional income (hereinafter referred to as

"Additional Income") computed at a specified rate and compounded annually on December 31st from the date the Incentive

Compensation would have been paid if it were Current Compensation through the December 31st immediately preceding the date of each payment.  Each calendar year, before elections are made with regard to Incentive Compensation to be earned in respect of such calendar year, the Plan Committee shall determine the rate

applicable to Incentive Compensation deferred for that year.

This rate shall apply to amounts deferred for that year until all such amounts are paid out.  Deferred Compensation and any

applicable Additional Income shall be paid in cash following the applicable Deferral Termination Date in accordance with the

provisions of Section 4.02.


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          4.02 A Participant's Deferred Compensation and

Additional Income shall be paid to such Participant in a single lump sum payment or in annual installments over a period of five

(5) or ten (10) years, as elected by the Participant, following the applicable Deferral Termination Date.  Such election as to payment period shall be made by the Participant at the same time as the election of the Deferral Termination Date in accordance with Article III of this Plan.  Lump sum payments shall be paid as soon as administratively feasible in the January following the year in which the Deferral Termination Date occurs.  Annual

installments, which shall be in equal amounts and shall consist of Deferred Compensation and the Additional Income applicable thereto, shall be paid as soon as administratively feasible each

January of each calendar year following the year in which the

Deferral Termination Date occurs.

          4.03 If a Participant's employment with the Company and

its subsidiaries terminates at a time when the Participant is not entitled to an immediate benefit under the New Retirement

Program, or if the Participant becomes disabled for purposes of the New Retirement Program, or if the Participant dies, any

remaining unpaid portion of such Participant's Deferred

Compensation and Additional Income shall be accelerated and paid to the Participant (or to the Participant's Beneficiary, as the

case may be) in a single lump sum as soon as administratively feasible in the January following the year in which the

Participant's termination, disability or death occurs.

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          4.04 (a)  Upon receipt of a written request from a

Participant (or if the Participant is not competent to manage his affairs, from a Participant's legal representative), the Plan

Committee may direct that all or any part of the undelivered portion of Deferred Compensation (together with the Additional

Income applicable thereto) be accelerated and paid in a lump sum if it finds, in its sole discretion, that the Participant has incurred a substantial unforeseen hardship.  For purposes of this subsection (a), a substantial unforeseen hardship is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant.  In no event, however, may accelerated payments be made to the extent such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe hardship, or (iii) by cessation of deferrals under the Plan.  Acceleration of payments because of a

substantial unforeseen hardship may only be permitted to the extent reasonably necessary to satisfy the hardship.

          (b)  The Plan Committee may direct that all unpaid

Deferred Compensation (together with the Additional Income

applicable thereto) be accelerated and paid in a lump sum if, in conjunction with the termination of the Plan, the Plan Committee finds, in its sole discretion, that extraordinary circumstances make such acceleration of payments in the best interest of the

Company.

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          (c)  Subsections (a) and (b) above shall apply both to

Incentive Compensation deferred in previous years and to

Incentive Compensation being deferred during the year in which the acceleration of payments is approved, except that no Deferred

Compensation shall be paid out prior to the date such Deferred

Compensation would be payable if it were Current Compensation.

          4.05 (a)  Anything herein to the contrary

notwithstanding, if at any time a Change in Control (as defined below) occurs, then all unpaid Deferred Compensation (together with the Additional Income applicable thereto) shall be

accelerated and paid out to each Participant in a single lump sum within ten (10) days of the date of such Change in Control, with

Additional Income for this purpose computed through the date of the Change in Control.  This provision shall apply both to

Incentive Compensation deferred in previous years and to

Incentive Compensation being deferred during the year in which the Change in Control occurs, except that no Incentive

Compensation shall be paid out prior to the date such Incentive

Compensation would be payable if it were Current Compensation.

After the Change in Control, no further amounts shall be deferred hereunder for the remainder of the year.

          (b)  For purposes of this Section 4.05, "Change in

Control" shall mean the occurrence of any of the following:

               (i)  Any Person (as defined below) becomes the

     Beneficial Owner (as defined below), directly or indirectly,

     of 15% or more of the Company's common stock, unless such

     Person (A) is not deemed an "Acquiring Person" in accordance

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     with Section 1(a) of the Rights Agreement (as defined

     below), or (B) became a Beneficial Owner of 15% or more of the Company's common stock in a transaction that did not

     constitute a Change in Control under Section 4.05(b)(iii)

     hereof;

               (ii)  During any period of two consecutive years,

     individuals who at the beginning of such period constitute the Board (as defined below), and any new director (other

     than a director designated by a person who has entered into an agreement with the Company to effect a transaction

     described in Section 4.05(b)(i), (iii) or (iv)) whose

     election by the Board or nomination for election by the

     Company's shareholders was approved by a vote of at least

     two-thirds of the directors then still in office who either were directors at the beginning of the period or whose

     election or nomination for election was previously so

     approved, cease for any reason to constitute a least a

     majority of the members of the Board;

               (iii)  The effective date of a merger or

     consolidation of the Company or any of its subsidiaries with any other entity, other than a merger or consolidation which would result in the voting securities of the Company

     outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or of any other corporation or entity that as a

     result of such transaction owns the Company or all or

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     substantially all of the Company's assets, either directly or through one or more subsidiaries (the "parent entity"))

     more than 51% of the combined voting power of the voting

     securities of the parent or surviving entity outstanding

     immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such parent or surviving entity;

               (iv)  The approval by the shareholders of the

     Company of a complete liquidation of the Company or an

     agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; and

               (v)  There occurs any other event of a nature that

     would be required to be reported in response to Item 6(e) of

     Schedule 14A of Regulation 14A (or in response to any

     similar item on any similar schedule or form) under the 1934

     Act (as defined below), whether or not the Company is then subject to such reporting requirement.

               (vi)  For purposes of this Section 4.05(b), the

     following terms shall have the following meanings:

                    (A)  "Person" shall have the meaning as set

               forth in Sections 13(d) and 14(d) of the 1934 Act;

               provided, however, that Person shall exclude (i)

               the Company, (ii) any trustee or other fiduciary

               holding securities under an employee benefit plan

               of the Company, and (iii) any corporation owned,

               directly or indirectly, by the shareholders of the

               Company in substantially the same proportions as

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               their ownership of stock of the Company.

                    (B)  "Beneficial Owner" shall have the

               meaning given to such term in Rule 13d-3 under the

               1934 Act; provided, however, that Beneficial Owner

               shall exclude any Person otherwise becoming a

               Beneficial Owner by reason of the shareholders of

               the Company approving a merger of the Company with

               another entity.

                    (C)  "Rights Agreement" shall mean the

               Amended and Restated Rights Agreement dated as of

               March 8, 1999 between the Company and ChaseMellon

               Shareholder Services, L.L.C., as initially in

               effect.

                    (D)  "1934 Act" means the Securities Exchange

               Act of 1934, as amended.

                    (E)  "Board" means the Board of Directors of

               the Company.



                           ARTICLE V

                         ADMINISTRATION

          The Plan Committee shall have full responsibility and

authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the

Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan

Committee, in its sole discretion, deems necessary or advisable

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to aid in the proper administration of the Plan.  Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of this Plan.



                           ARTICLE VI

       AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          The Board of Directors of the Company may from time to

time amend, suspend or terminate the Plan, in whole or in part,

except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of Deferred Compensation previously earned by such

Participant and not yet paid.  Anything in the Plan to the

contrary notwithstanding, at any time before a Change in Control

(as defined in Section 4.05(b)) occurs, the Board may amend

Section 4.05(b)(i) to change the percentage referred to therein to a percentage that is not more than 25%, so long as such change is consistent with contemporaneous change of a similar nature in the Rights Agreement (as defined in Section 4.05(b)(vi)(C)).



                          ARTICLE VII

                            FUNDING

          No promises under this Plan shall be secured by any

specific assets of the Company, nor shall any assets of the

Company be designated as attributable or allocated to the

satisfaction of such promises.  Benefit payments shall be made from the Company's general assets.

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                          ARTICLE VIII

                       GENERAL PROVISIONS

          8.01 All elections by a Participant hereunder shall be

made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits

established with respect to such election.

          8.02 Neither the establishment of the Plan nor the

payment of any benefits hereunder nor any action of the Company,

including its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company.

          8.03 No benefit under the Plan shall be subject in any

manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void.

No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts,

liabilities, engagements, or torts.

          8.04 This Plan shall inure to the benefit of, and be

binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

          8.05 The Company shall deduct from the amount of any

payments hereunder all taxes required to be withheld by

applicable laws.

          8.06 This Plan shall be governed by, and construed in

accordance with, the laws of the Commonwealth of Virginia.


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                           ARTICLE IX

                PHANTOM STOCK ADDITIONAL INCOME

          9.01 The provisions of this Article IX shall apply only

to an Eligible Employee who, at the time an election to defer

Incentive Compensation is made in accordance with Article III, is subject to the Company's Stock Ownership Guidelines for Officers

(an "Officer").  Any such Officer electing to defer Incentive

Compensation may also elect to have a specified part or all of such deferred Incentive Compensation subject to Phantom Stock

Additional Income (as provided herein) instead of having

Additional Income computed at a specified rate as set forth in

Section 4.01.

          9.02 Phantom Stock Additional Income shall be computed

in accordance with this Section 9.02.

          (a)  As of the date when Incentive Compensation would

     have been paid if it were Current Compensation, each Officer who elected to receive Phantom Stock Additional Income shall have his or her account under this Plan credited with a

     number of equivalent shares of the Company's Common Stock,

     without par value ("Company Stock") determined by dividing

     (i) the total dollar amount of such Deferred Compensation by

     (ii) the arithmetic average of the high and low sales prices of Company Stock as reported on New York Stock Exchange -

     Composite Transactions on such date.  Fractional equivalent shares shall be calculated to three decimal places.

          (b)  As of each date when cash dividends are paid on

     Company Stock, each Officer who elected to receive Phantom

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     Stock Additional Income shall also have his or her account under this Plan adjusted to reflect dividend equivalents

     computed pursuant to this subsection (b).  The dollar amount of the dividend equivalent for each Officer shall equal the cash dividends that would have been paid on the number of

     equivalent shares of Company Stock credited to the Officer's account as of the dividend record date if that number of

     equivalent shares had actually been issued and outstanding on the record date.  This dividend equivalent for each

     Officer shall be converted into a number representing

     equivalent shares of Company Stock by dividing (i) the total dollar amount of the Officer's dividend equivalent by (ii)

     the arithmetic average of the high and low sales prices of

     Company Stock as reported on New York Stock Exchange -

     Composite Transactions on the date when the cash dividends are paid.  The Officer's account under this Plan shall then be credited with the determined number of equivalent shares of Company Stock, including fractional shares calculated to three decimal places.

          (c)  If any stock dividend is declared upon Company

     Stock, or if there is any stock split, stock distribution,

     or other recapitalization of the Company with respect to its

     Company Stock, resulting in a split-up or combination or

     exchange of shares, or if any special distribution is made to holders of Company Stock, the aggregate number and kind of equivalent shares of Company Stock credited to the

     account of an Officer under the Plan shall be

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     proportionately adjusted as the Plan Committee may deem

     appropriate.

          9.03 Any election of Phantom Stock Additional Income in

accordance with this Article IX shall be subject to the following terms and conditions:

          (a)  The election of Phantom Stock Additional Income

     must be made at the same time as the election to defer

     Incentive Compensation.

          (b)  The election of Phantom Stock Additional Income

     shall be irrevocable as to the Incentive Compensation to

     which such election applies.

          (c)  The Deferral Termination Date shall be the date on

     which the Officer is retired and entitled to an immediate

     benefit under the New Retirement Program.

          (d)  Any Officer electing Phantom Stock Additional

     Income may also irrevocably elect at the same time that if the Officer dies before receiving full payment of any

     deferred Incentive Compensation subject to Phantom Stock

     Additional Income, payments after death will be made in the form of five (5) annual installments.

          (e)  If Phantom Stock Additional Income is being paid

     on Deferred Compensation, the amount of a lump sum payment shall be equal to (i) the total number of equivalent shares of Company Stock credited to the Officer's account under

     this Plan as of the last day on which the New York Stock

     Exchange, Inc. is open in the year the Deferral Termination

     Date occurs, multiplied by (ii) the closing sales price of

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     Company Stock as reported on New York Stock Exchange -

     Composite Transactions on such date.  This lump sum payment shall be paid as soon as administratively feasible following the end of the year.  If annual installments are elected

     instead of a lump sum, the amount of the installment payment to be made in a calendar year shall be computed by taking

     (y) the amount that would have been payable after the end of the preceding year had the entire amount remaining as of the end of such year been paid as a single lump sum, divided by

     (z) the number of installment payments remaining, including the installment about to be paid.  Annual installments shall be paid as soon as administratively feasible in each

     calendar year following the year in which the Deferral

     Termination Date occurs.  All payments under the Plan shall be made in cash.

          (f)  Anything in Sections 4.04 and 4.05 to the contrary

     notwithstanding, no payment of Deferred Compensation with

     respect to which Phantom Stock Additional Income is to be

     paid may be accelerated unless the accelerated payment will be exempt from short-swing profit liability pursuant to the rules promulgated under Section 16(b) of the Securities

     Exchange Act of 1934, as amended.

          9.04 Unless the context clearly indicates otherwise,

any reference in the Plan to Additional Income, including but not limited to references found in Sections 4.04 and 4.05, shall include Phantom Stock Additional Income.

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          Executed and adopted this 28 day of April, 1999,

pursuant to action taken by the Board of Directors of Reynolds

Metals Company at its meeting on March 8, 1999.



                             REYNOLDS METALS COMPANY



                             By /s/ D. Michael Jones
                                ______________________________

                             Title:  Senior Vice President and
                                     General Counsel